                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                         FIRSTPLUS FINANCIAL GROUP, INC.
                ACQUIRES ASSETS OF RUTGERS INVESTMENT GROUP, LLC

July 23, 2007

IRVING,  Texas,  /PRNewswire/ -- FIRSTPLUS Financial Group, Inc. (the "Company")
(Pink Sheets:  FPFX.PK) announced today that it has purchased  substantially all of the assets of Rutgers  Investment  Group,  LLC related to its  commercial and consumer  lending  business.  The purchase price  consisted of a cash payment of
$1,825,000 and 500,000 shares of the Company's  common stock,  the closing price of which on Friday,  July 20, 2007 was $0.18 per share.  The Company also agreed to assume certain specified liabilities of the seller.

"We are excited about the  acquisition  of the Rutgers'  commercial and consumer lending  business.  We expect that the Rutgers business will be synergistic with additional forthcoming  acquisitions and a key component of the Company's future success," said John Maxwell.

Rutgers has retained an independent consultant to facilitate its applications in
14 states  for  licensure  as a mortgage  banker.  It  anticipates  that it will provide  first and second  mortgage  loans,  construction  and hard money loans, international  letters  of credit  and equity  and  credit  lines.  Pending  the completion of licensure in a state in which  application has been made,  Rutgers will act as a broker for licensed lenders.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking  statements within the meaning of the "safe harbor" provisions under Section 21E of the Securities  Exchange Act of 1934, as
amended,  and the Private Securities  Litigation Reform Act of 1995. The Company
uses  forward-looking  statements in its description of its plans and objectives for future operations and assumptions underlying these plans and objectives,  as well as in its  expectations,  assumptions,  estimates and projections about the
Company's business and industry. These forward-looking  statements involve risks and  uncertainties.  The Company's  actual results could differ  materially from those  anticipated  in such  forward-looking  statements  as a result of certain factors as more fully described in this report.

Forward-looking  terminology  includes the words "may",  "expects",  "believes",
"anticipates",  "intends", "projects" or similar terms, variations of such terms or the negative of such terms. These  forward-looking  statements are based upon the Company's current  expectations and are subject to factors and uncertainties which could cause actual results to differ  materially  from those  described in such forward-looking  statements. The Company expressly disclaims any obligation
or   undertaking   to  release   publicly   any  updates  or  revisions  to  any
forward-looking statements contained in this report to reflect any change in its expectations or any changes in events,  conditions or circumstances on which any forward-looking statement is based.